SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 1, 2004

             Progenics Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23143	13-3379479

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York		10591
Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code      (914) 789-2800

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.    Entry into a Material Definitive Agreement.

     David A. Scheinberg, a director of Progenics Pharmaceuticals, Inc. (the “Company”), serves on the Company’s Cancer Scientific Advisory Board and receives, as partial compensation for such service, stock options to purchase 5,000 shares of the Company’s common stock per year, granted in quarterly increments with an exercise price equal to fifty percent of the average closing price for the thirty trading days preceding the grant. These option grants are made under the Company’s Amended and Restated 1996 Stock Incentive Plan. On October 1, 2004, Dr. Scheinberg was issued an option to purchase 1,250 shares of common stock at an exercise price of $5.691 per share. On January 3, 2005, Dr. Scheinberg was issued an option to purchase 1,250 shares of common stock at an exercise price of $8.069 per share.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGENICS PHARMACEUTICALS, INC.

	By:	/s/ Robert A. McKinney
Robert A. McKinney
Vice President, Finance and Operations

Dated: January 14, 2005